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                                Cleco Corporation                    EXHIBIT A-1
                        Consolidating Statement of Income
                       For the year Ended December 31, 2000
                                   (Unaudited)

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
                                                                                                                     Utility
                                                                Cleco Midstream                                     Construction
                                                                Resources, LLC        Cleco         Cleco         & Technology
                                                                 Consolidated      Corporation    Power LLC       Solutions LLC
                                                             -------------------   -----------    ---------       -------------
                                                                                          (Thousands)
Operating revenue
     Retail electric operations                                     $      -        $     -        $619,528          $      -
     Energy marketing and tolling operations                         183,166              -          18,078                 -
     Intercompany Revenue                                             37,667         55,827           9,256             1,071
     Other Operations - Income                                           403              -               -            18,125
                                                                    --------        -------        --------          --------
         Gross Operating Revenue                                     221,236         55,827         646,862            19,196
     Less:  Retail Customer Credits                                       -              -            1,233                 -
                                                                    --------        -------        --------          --------
         Total Operating Revenue                                     221,236         55,827         645,629            19,196
Operating Expenses
     Fuel used for electric generation                                 1,285              -         182,024                 -
     Power purchased for utility customers                                 -              -         121,963                 -
     Purchases for energy marketing operations                       134,659              -          13,583                 -
     Other operations                                                 16,893         (1,615)         81,084            26,387
     Maintenance                                                       1,699            211          30,959                71
     Depreciation                                                      5,952              -          49,787               118
     Intercompany cost of goods sold                                  34,716         55,804           7,871             1,096
     Taxes other than income taxes                                       828            136          36,533               123
                                                                    --------        -------        --------          --------
         Total Operating Expenses                                    196,032         54,536         523,804            27,795
                                                                    --------        -------        --------          --------
Operating Income                                                      25,204          1,291         121,825            (8,599)
Interest income                                                        3,112          2,504               -                 -
Allowance for other funds used during construction                         -              -               -                 -
Other income (expense), net                                              375         60,599          (2,248)               56
                                                                    --------        -------        --------          --------
         Income Before Interest Charges                               28,691         64,394         119,577            (8,543)
                                                                    --------        -------        --------          --------
Interest Charges
     Interest on debt and other, net of amount capitalized            13,251          6,963          28,356               258
     Allowance for borrowed funds used during construction                 -              -            (580)                -
     Amortization of debt discount, premium and expense, net             218              -             946                 -
                                                                    --------        -------        --------          --------
         Total Interest Charges                                       13,469          6,963          28,722               258
                                                                    --------        -------        --------          --------
Net income from continuing operations before income taxes
     and preferred dividends                                          15,222         57,431          90,855            (8,801)
Federal & State Income Taxes                                           5,327         (1,435)         30,998            (3,390)
                                                                    --------        -------        --------          --------
Net income from continuing operations                                  9,895         58,866          59,857                 -
                                                                    --------        -------        --------          --------
Discontinued operation
     Loss from operations, net of income tax                               -              -               -            (5,411)
     Loss on disposal of segment, net of income taxes                      -              -               -            (1,450)
                                                                    --------        -------        --------          --------
         Total discontinued operation                                      -              -               -            (6,861)
                                                                    --------        -------        --------          --------
Net income before extraordinary item                                   9,895         58,866          59,857            (6,861)
         Extraordinary item, net of income taxes                       2,508              -               -                 -
                                                                    --------        -------        --------          --------
Net income before preferred dividends                                 12,403         58,866          59,857            (6,861)
Preferred dividend requirements, net                                       -          1,870               -                 -
                                                                    --------        -------        --------          --------
         Net Income Applicable to Common Stock                      $ 12,403        $56,996        $ 59,857          $ (6,861)
                                                                    ========        =======        ========          ========
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
                                                                                 Cleco                      Total
                                                                   CLE          Support                 Eliminations       Cleco
                                                                Resources,       Group      Cleco            and          Consol-
                                                                   Inc            LLC    ConnexUs LLC Reclassifications   idated
                                                                ---------       -------  ------------ -----------------   ------
Operating revenue
     Retail electric operations                                  $    -        $     -     $     -        $       -        $619,528
     Energy marketing and tolling operations                          -              -           -                -         201,244
     Intercompany Revenue                                           345         47,034         160         (151,360)              -
     Other Operations - Income                                        -             70           3          (18,125)            476
                                                                 ------        -------     -------        ---------        --------
         Gross Operating Revenue                                    345         47,104         163         (169,485)        821,248
     Less:  Retail Customer Credits                                   -              -           -                -           1,233
                                                                 ------        -------     -------        ---------        --------
         Total Operating Revenue                                    345         47,104         163         (169,485)        820,015
Operating Expenses
     Fuel used for electric generation                                -              -           -                -         183,309
     Power purchased for utility customers                            -              -           -                -         121,963
     Purchases for energy marketing operations                        -              -           -                -         148,242
     Other operations                                                60          1,710       1,284          (35,037)         90,766
     Maintenance                                                      -          2,381          29              (79)         35,271
     Depreciation                                                     -             89          12             (118)         55,840
     Intercompany cost of goods sold                                  -         43,078         158         (142,723)              -
     Taxes other than income taxes                                    -            (91)         23             (123)         37,429
                                                                 ------        -------     -------        ---------        --------
         Total Operating Expenses                                    60         47,167       1,506         (178,080)        672,820
                                                                 ------        -------     -------        ---------        --------
Operating Income                                                    285            (63)     (1,343)           8,595         147,195
Interest income                                                     989             23           -                -           6,628
Allowance for other funds used during construction                    -              -           -                -               -
Other income (expense), net                                         559           (100)          -          (59,463)           (222)
                                                                 ------        -------     -------        ---------        --------
         Income Before Interest Charges                           1,833           (140)     (1,343)         (50,868)        153,601
                                                                 ------        -------     -------        ---------        --------
Interest Charges
     Interest on debt and other, net of amount capitalized            -            118          33             (258)         48,721
     Allowance for borrowed funds used during construction            -              -           -                -            (580)
     Amortization of debt discount, premium and expense, net          -              -           -                -           1,164
                                                                 ------        -------     -------        ---------        --------
         Total Interest Charges                                       -            118          33             (258)         49,305
                                                                 ------        -------     -------        ---------        --------
Net income from continuing operations before income taxes
     and preferred dividends                                      1,833           (258)     (1,376)         (50,610)        104,296
Federal & State Income Taxes                                        641            (41)       (529)           3,390          34,961
                                                                 ------        -------     -------        ---------        --------
Net income from continuing operations                             1,192           (217)       (847)         (59,411)         69,335
                                                                 ------        -------     -------        ---------        --------
Discontinued operation
     Loss from operations, net of income tax                          -              -           -                -          (5,411)
     Loss on disposal of segment, net of income taxes                 -              -           -                -          (1,450)
                                                                 ------        -------     -------        ---------        --------
         Total discontinued operation                                 -              -           -                -          (6,861)
                                                                 ------        -------     -------        ---------        --------
Net income before extraordinary item                              1,192           (217)       (847)         (59,411)         62,474
         Extraordinary item, net of income taxes                      -              -           -                -           2,508
                                                                 ------        -------     -------        ---------        --------
Net income before preferred dividends                             1,192           (217)       (847)         (59,411)         64,982
Preferred dividend requirements, net                                  -              -           -                -           1,870
                                                                 ------        -------     -------        ---------        --------
         Net Income Applicable to Common Stock                   $1,192        $  (217)    $  (847)       $ (59,411)       $ 63,112
                                                                 ======        =======     =======        =========        ========
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